As filed with the Securities and Exchange Commission on April 10, 2002
                                                     Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                    ---------

                           COLUMBIA SPORTSWEAR COMPANY
             (Exact name of registrant as specified in its charter)


         OREGON                                          93-0498284
(State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

14375 NW Science Park Drive
Portland, Oregon                                         97229
(Address of Principal                                  (Zip Code)
Executive Offices)



                           Columbia Sportswear Company
                      1997 Stock Incentive Plan, as amended
                              (Full title of plan)

                               Patrick D. Anderson
    Vice President of Finance and Administration and Chief Financial Officer
                           Columbia Sportswear Company
                           14375 NW Science Park Drive
                               Portland, OR 97229
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 985-4000

                                    Copy to:

                                 John R. Thomas
                                 Richelle Luther
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                           Proposed    Proposed       Amount
                                           Maximum     Maximum        of
                       Amount              Offering    Aggregate      Regis-
Title of Securities    to Be               Price Per   Offering       tration
to Be Registered       Registered(1)       Share(1)    Price(1)       Fee
----------------       -------------       --------    --------       ---

Common Stock           1,650,000 Shares    $34.965     $57,692,250    $5308
--------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee shares is based on $34.965, which was the average of the high and low prices of the Common Stock on April 5, 2002 as reported in The Wall Street Journal for Nasdaq National Market issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ---------------------------------------

                  The following documents filed by Columbia Sportswear Company (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

                  (a) The Company's latest annual report filed pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

                  (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under
         Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

                  All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          -------------------------

                  Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

                  Not Applicable.


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
Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

         Article IV of the Company's Third Restated Articles of Incorporation (the "Articles") requires indemnification of current or former directors of the Company to the fullest extent not prohibited by the Oregon Business Corporation Act (the "Act"). The Act permits or requires indemnification of directors and officers in certain circumstances. The effects of the Articles and the Act (the "Indemnification Provisions") are summarized as follows:

                  (a) The Indemnification Provisions grant a right of indemnification in respect of any proceeding (other than an action by or in the right of the Company), if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere, or its equivalent, is not, of itself, determinative that the person did not meet the required standards of conduct.

                  (b) The Indemnification Provisions grant a right of indemnification in respect of any proceeding by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

                  (c) Every person who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because of the person's status as a director or officer of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

                  (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

                  (e) The Company may advance to a director or officer the expenses incurred in defending any proceeding in advance of its final disposition if the director or officer affirms in writing in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

         The Company has entered into indemnification agreements with each of the Company's directors pursuant to which the Company has agreed to indemnify each director to the maximum extent available under the Act, provided that the Board of Directors determines that the director seeking indemnification has met the applicable standards of conduct.

         The Company may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

                  Not Applicable.

Item 8.   Exhibits.
          --------

                  4.1 Third Restated Articles of Incorporation (incorporated by reference to exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

                  4.2 2000 Restated Bylaws (incorporated by reference to exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

                  5.1      Opinion of Stoel Rives LLP.

                  23.1     Consent of Deloitte & Touche LLP.

                  23.2     Consent of Stoel Rives LLP (included in Exhibit 5.1).

                  24.1     Powers of Attorney.

Item 9.   Undertakings.
          ------------

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against

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
public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on April 10, 2002.


                              COLUMBIA SPORTSWEAR COMPANY



                              By:      PATRICK D. ANDERSON
                                   ---------------------------------------------
                                       Patrick D. Anderson
                                       Vice President of Finance and
                                       Administration and Chief Financial
                                       Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 10th day of April 2002.


Signature                                            Title
---------                                            -----

* TIMOTHY P. BOYLE                          President, Chief Executive Officer
  -----------------------                   and Director
  Timothy P. Boyle                          (Principal Executive Officer)

  PATRICK D. ANDERSON                       Vice President of Finance and
  -------------------                       Administration
  Patrick D. Anderson                       and
                                            Chief Financial Officer
                                            (Principal Financial and Accounting
                                            Officer)


* GERTRUDE BOYLE                            Director
  -----------------------
  Gertrude Boyle


* SARAH BANY                                Director
  -----------------------
  Sarah Bany


* MURREY R. ALBERS                          Director
  -----------------------
  Murrey R. Albers


* EDWARD S. GEORGE                          Director
  -----------------------
  Edward S. George


* JOHN STANTON                              Director
  -----------------------
  John Stanton

* WALTER KLENZ                              Director
  -----------------------
  Walter Klenz

         *By:   PATRICK D. ANDERSON
                ------------------------------
                Patrick D. Anderson, Attorney-in-Fact

                                  EXHIBIT INDEX


    Exhibit
    Number         Document Description
    -------        ---------------------

    4.1 Third Restated Articles of Incorporation (incorporated by reference to exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31,
                   2000)

    4.2            2000 Restated Bylaws (incorporated by reference to exhibit
                   3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000)

    5.1            Opinion of Stoel Rives LLP.

    23.1           Consent of Deloitte & Touche LLP.

    23.2           Consent of Stoel Rives LLP (included in Exhibit 5.1).

    24.1           Powers of Attorney.




































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